Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Mauricio Lopez-Hodoyan
Vice President, Investor Relations
Phone: 1-858-658-4813 | e-mail: ir@qualcomm.com

Qualcomm Announces Fourth Quarter and Fiscal 2021 Results
Fiscal 2021 Revenues: GAAP $33.6 billion
Fiscal 2021 EPS: GAAP $7.87, Non-GAAP $8.54
—Record GAAP and Non-GAAP Fiscal Year Results—
—Fifth Consecutive Quarter of Greater Than 100% Year-Over-Year EBT Growth in QCT—
—Delivered Over $10 Billion of Fiscal 2021 Revenues Across RF Front-End, IoT and Automotive—
SAN DIEGO - November 3, 2021 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal fourth quarter and year ended September 26, 2021.
“As of fiscal 2021, we are exceeding our 2019 Analyst Day targets for revenue growth and diversification and operating margin expansion, while more than doubling our year-over-year Non-GAAP EPS,” said Cristiano Amon, President and CEO of Qualcomm Incorporated. “We are well positioned to continue to lead in mobile and enable the digital transformation of industries with our broad portfolio of relevant technologies. Our results across RF front-end, Automotive and IoT attest to the success of our technology roadmap and revenue diversification strategy.”
Fourth Quarter Results 1,2

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q4 Fiscal 2021	Q4 Fiscal 2020	Change	Q4 Fiscal 2021	Q4 Fiscal 2020	Change
Revenues	$9,336	$8,346	+12%	$9,321	$6,502	+43%
Earnings before taxes (EBT)	$3,285	$3,306	(1%)	$3,278	$1,862	+76%
Net income	$2,798	$2,960	(5%)	$2,916	$1,669	+75%
Diluted earnings per share (EPS)	$2.45	$2.58	(5%)	$2.55	$1.45	+76%
Fiscal 2021 Results 1,2

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Fiscal 2021	Fiscal 2020	Change	Fiscal 2021	Fiscal 2020	Change
Revenues	$33,566	$23,531	+43%	$33,467	$21,654	+55%
EBT	$10,274	$5,719	+80%	$11,263	$5,484	+105%
Net income	$9,043	$5,198	+74%	$9,811	$4,816	+104%
EPS	$7.87	$4.52	+74%	$8.54	$4.19	+104%
(1) Discussion regarding our use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results, as well as information that should be considered in regard to year-over-year comparisons, are included at the end of this news release in the sections labeled “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliations of GAAP Results to Non-GAAP Results.”
(2) Fourth quarter and fiscal 2020 GAAP results included $1.8 billion, or $1.37 per share, resulting from the previously disclosed settlement agreement with Huawei and royalties for sales made in the March 2020 and June 2020 quarters under the new global patent license agreement with Huawei, both of which were signed in July 2020. GAAP and Non-GAAP results for the fourth quarter and fiscal 2020 included an estimate of royalties due from Huawei for sales made in the September 2020 quarter under the new global patent license agreement. We did not record any revenues in the first three quarters of fiscal 2020 for royalties due on the sales of Huawei’s consumer wireless products.

Qualcomm Announces Fourth Quarter and Fiscal 2021 Results	Page 2 of 10
Segment Results
Fourth Quarter

	QCT			QTL
(in millions, except percentages)	Q4 Fiscal 2021	Q4 Fiscal 2020	Change	Q4 Fiscal 2021	Q4 Fiscal 2020	Change
Revenues	$7,733	$4,967	+56%	$1,558	$1,507	+3%
EBT	$2,464	$1,015	+143%	$1,114	$1,107	+1%
EBT as % of revenues	32%	20%	+12 points	72%	73%	-1 point
Fiscal 2021

	QCT			QTL
(in millions, except percentages)	Fiscal 2021	Fiscal 2020	Change	Fiscal 2021	Fiscal 2020	Change
Revenues	$27,019	$16,493	+64%	$6,320	$5,028	+26%
EBT	$7,763	$2,763	+181%	$4,627	$3,442	+34%
EBT as % of revenues	29%	17%	+12 points	73%	68%	+5 points
QCT Revenue Streams
We disaggregate QCT revenues based on the industries and applications in which our products are sold.
Fourth Quarter

(in millions, except percentages)	Q4 Fiscal 2021	Q4 Fiscal 2020	Change
Handsets	$4,686	$3,001	+56%
RF front-end	1,237	852	+45%
Automotive	270	188	+44%
IoT	1,540	926	+66%
Total QCT revenues	$7,733	$4,967	+56%

Fiscal 2021

(in millions, except percentages)	Fiscal 2021	Fiscal 2020	Change
Handsets	$16,830	$10,461	+61%
RF front-end	4,158	2,362	+76%
Automotive	975	644	+51%
IoT	5,056	3,026	+67%
Total QCT revenues	$27,019	$16,493	+64%

Qualcomm Announces Fourth Quarter and Fiscal 2021 Results	Page 3 of 10
Return of Capital to Stockholders
The following table summarizes stock repurchases and dividends paid during the fourth quarter and fiscal 2021.

	Stock Repurchases		Dividends		Total Amount
(in millions, except per share data)	Shares	Amount	Per Share	Amount
Q4 fiscal 2021	5	$771	$0.68	$768	$1,539
Fiscal 2021	24	$3,366	$2.66	$3,008	$6,374
Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent annual report on file with the Securities and Exchange Commission (SEC) provides a more complete description of our risks.

The following table summarizes GAAP and Non-GAAP guidance based on the current outlook.

Current Guidance Q1 FY22 Estimates[1]
Revenues	$10.0B - $10.8B
Supplemental Revenue Information
QCT revenues	$8.4B - $8.9B
QTL revenues	$1.6B - $1.8B
GAAP diluted EPS	$2.53 - $2.73
Less diluted EPS attributable to QSI	$—
Less diluted EPS attributable to share-based compensation	($0.33)
Less diluted EPS attributable to other items[2]	($0.04)
Non-GAAP diluted EPS	$2.90 - $3.10
(1) Our outlook does not include provisions for proposed tax law changes, future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Our outlook includes the impact of any pending business combinations to the extent they are expected to close in the upcoming quarter. Actual results may differ materially from the outlook.
(2) Our guidance for diluted EPS attributable to other items for the first quarter of fiscal 2022 is primarily attributable to acquisition-related items.

Qualcomm Announces Fourth Quarter and Fiscal 2021 Results	Page 4 of 10
Conference Call
Qualcomm’s fourth quarter fiscal 2021 earnings conference call will be broadcast live on November 3, 2021, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to our financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at http://investor.qualcomm.com/ immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13723721.

About Qualcomm
Qualcomm is the world’s leading wireless technology innovator and the driving force behind the development, launch and expansion of 5G.  When we connected the phone to the internet, the mobile revolution was born. Today, our foundational technologies enable the mobile ecosystem and are found in every 3G, 4G and 5G smartphone.  We bring the benefits of mobile to new industries, including automotive, the internet of things and computing, and are leading the way to a world where everything and everyone can communicate and interact seamlessly.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering, research and development functions and substantially all of our products and services businesses, including our QCT semiconductor business.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: our being well positioned to continue to lead in mobile and enable the digital transformation of industries; the success of our technology roadmap and revenue diversification strategy; our business outlook; and our estimates and guidance related to revenues and earnings per share. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: the impact of the COVID-19 pandemic, and government policies and other measures designed to limit its spread; our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees, and to successfully operate under a hybrid working environment; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings; our customers’ and licensees’ sales of products and services based on CDMA, OFDMA and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities. These and other risks are set forth in our Annual Report on Form 10-K for the fiscal year ended September 26, 2021 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
###
Qualcomm is a trademark or registered trademark of Qualcomm Incorporated. Other products and brand names may be trademarks or registered trademarks of their respective owners.

Qualcomm Announces Fourth Quarter and Fiscal 2021 Results	Page 5 of 10

QUALCOMM Incorporated
CONSOLIDATED BALANCE SHEETS
(In millions, except par value amounts)
(Unaudited)

	September 26, 2021	September 27, 2020
ASSETS
Current assets:
Cash and cash equivalents	$7,116	$6,707
Marketable securities	5,298	4,507
Accounts receivable, net	3,579	4,003
Inventories	3,228	2,598
Other current assets	854	704
Total current assets	20,075	18,519
Deferred tax assets	1,591	1,351
Property, plant and equipment, net	4,559	3,711
Goodwill	7,246	6,323
Other intangible assets, net	1,458	1,653
Other assets	6,311	4,037
Total assets	$41,240	$35,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$2,750	$2,248
Payroll and other benefits related liabilities	1,531	1,053
Unearned revenues	612	568
Short-term debt	2,044	500
Other current liabilities	5,014	4,303
Total current liabilities	11,951	8,672
Unearned revenues	364	761
Income taxes payable	1,713	1,872
Long-term debt	13,701	15,226
Other liabilities	3,561	2,986
Total liabilities	31,290	29,517

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,125 and 1,131 shares issued and outstanding, respectively	—	586
Retained earnings	9,822	5,284
Accumulated other comprehensive income	128	207
Total stockholders’ equity	9,950	6,077
Total liabilities and stockholders’ equity	$41,240	$35,594

Qualcomm Announces Fourth Quarter and Fiscal 2021 Results	Page 6 of 10

QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
Revenues:
Equipment and services	$7,632	$4,921	$26,741	$16,298
Licensing	1,704	3,425	6,825	7,233
Total revenues	9,336	8,346	33,566	23,531
Costs and expenses:
Cost of revenues	3,937	2,766	14,262	9,255
Research and development	1,878	1,583	7,176	5,975
Selling, general and administrative	619	551	2,339	2,074
Other	—	(6)	—	(28)
Total costs and expenses	6,434	4,894	23,777	17,276
Operating income	2,902	3,452	9,789	6,255
Interest expense	(138)	(166)	(559)	(602)
Investment and other income, net	521	20	1,044	66
Income before income taxes	3,285	3,306	10,274	5,719
Income tax expense	(487)	(346)	(1,231)	(521)
Net income	$2,798	$2,960	$9,043	$5,198

Basic earnings per share	$2.48	$2.62	$7.99	$4.58
Diluted earnings per share	$2.45	$2.58	$7.87	$4.52
Shares used in per share calculations:
Basic	1,129	1,130	1,131	1,135
Diluted	1,144	1,148	1,149	1,149

Qualcomm Announces Fourth Quarter and Fiscal 2021 Results	Page 7 of 10

QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
Operating Activities:
Net income	$2,798	$2,960	$9,043	$5,198
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	425	339	1,582	1,393
Income tax provision in excess of (less than) income tax payments	113	150	(245)	(309)
Share-based compensation expense	425	313	1,663	1,212
Net gains on marketable securities and other investments	(515)	(67)	(1,002)	(336)
Impairment losses on marketable securities and other investments	9	57	33	405
Other items, net	(4)	(35)	(77)	(142)
Changes in assets and liabilities:
Accounts receivable, net	(626)	(2,151)	426	(1,529)
Inventories	(113)	(219)	(622)	(1,157)
Other assets	(1,688)	29	(1,649)	(110)
Trade accounts payable	46	162	495	907
Payroll, benefits and other liabilities	286	251	1,091	528
Unearned revenues	(79)	(48)	(202)	(246)
Net cash provided by operating activities	1,077	1,741	10,536	5,814
Investing Activities:
Capital expenditures	(430)	(348)	(1,888)	(1,407)
Purchases of debt and equity marketable securities	(449)	(1,385)	(5,907)	(6,213)
Proceeds from sales and maturities of debt and equity marketable securities	1,073	1,388	5,555	2,399
Acquisitions and other investments, net of cash acquired	(93)	(26)	(1,377)	(185)
Proceeds from other investments	86	42	320	100
Other items, net	(137)	(9)	(59)	43
Net cash provided (used) by investing activities	50	(338)	(3,356)	(5,263)
Financing Activities:
Proceeds from short-term debt	701	562	2,886	2,848
Repayment of short-term debt	(700)	(561)	(2,885)	(2,846)
Proceeds from long-term debt	—	—	—	1,988
Repayment of long-term debt	—	(219)	—	(2,219)
Proceeds from issuance of common stock	173	153	347	329
Repurchases and retirements of common stock	(771)	—	(3,366)	(2,450)
Dividends paid	(768)	(734)	(3,008)	(2,882)
Payments of tax withholdings related to vesting of share-based awards	(27)	(18)	(737)	(347)
Payment of purchase consideration related to RF360 Holdings	(7)	(6)	(16)	(55)
Other items, net	(3)	(13)	(19)	(73)
Net cash used by financing activities	(1,402)	(836)	(6,798)	(5,707)
Effect of exchange rate changes on cash and cash equivalents	(8)	20	27	24
Net (decrease) increase in total cash and cash equivalents	(283)	587	409	(5,132)
Total cash and cash equivalents at beginning of period	7,399	6,120	6,707	11,839
Total cash and cash equivalents at end of period	$7,116	$6,707	$7,116	$6,707

Qualcomm Announces Fourth Quarter and Fiscal 2021 Results	Page 8 of 10

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.
We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a more meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of the Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.
Non-GAAP information presented herein excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•QSI is excluded because we generally expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.
•Share-based compensation expense primarily relates to restricted stock units. We believe that excluding non-cash share-based compensation from the Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.
•Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:
◦Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. Additionally, we exclude third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.
◦We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, goodwill and indefinite- and long-lived asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. Beginning in the second quarter of fiscal 2020, we exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income. Amounts prior to the second quarter of fiscal 2020, which were not material, continue to be included in Non-GAAP results.
◦Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of our ongoing Non-GAAP tax rate and after-tax earnings.

Qualcomm Announces Fourth Quarter and Fiscal 2021 Results	Page 9 of 10
Reconciliations of GAAP Results to Non-GAAP Results

(in millions, except per share data and percentages)	GAAP to Non-GAAP Reconciliation					Non-GAAP Supplemental Information
	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2,3]	Non-GAAP Results	QCT	QTL	Non-GAAP Reconciling Items[4]
Q4 Fiscal 2021
Revenues	$9,336	$15	$—	$—	$9,321	$7,733	$1,558	$30
Operating income (loss)	2,902	5	(429)	(76)	3,402
EBT	3,285	504	(429)	(68)	3,278	2,464	1,114	(300)
EBT as % of revenues	35%				35%
Net income (loss)	2,798	398	(356)	(160)	2,916
Diluted EPS	$2.45	$0.35	($0.31)	($0.14)	$2.55
Diluted shares	1,144	1,144	1,144	1,144	1,144
Q4 Fiscal 2020
Revenues	$8,346	$3	$—	$1,841	$6,502	$4,967	$1,507	$28
Operating income (loss)	3,452	(1)	(313)	1,740	2,026
EBT	3,306	47	(313)	1,710	1,862	1,015	1,107	(260)
EBT as % of revenues	40%				29%
Net income (loss)	2,960	28	(252)	1,515	1,669
Diluted EPS	$2.58	$0.02	($0.22)	$1.32	$1.45
Diluted shares	1,148	1,148	1,148	1,148	1,148
Fiscal 2021
Revenues	$33,566	$45	$—	$54	$33,467	$27,019	$6,320	$128
Operating income (loss)	9,789	22	(1,670)	(335)	11,772
EBT	10,274	916	(1,670)	(235)	11,263	7,763	4,627	(1,127)
EBT as % of revenues	31%				34%
Net income (loss)	9,043	751	(1,235)	(284)	9,811
Diluted EPS	$7.87	$0.65	($1.07)	($0.25)	$8.54
Diluted shares	1,149	1,149	1,149	1,149	1,149
Fiscal 2020[5]
Revenues	$23,531	$36	$—	$1,841	$21,654	$16,493	$5,028	$133
Operating income (loss)	6,255	13	(1,212)	1,522	5,932
EBT	5,719	(11)	(1,212)	1,458	5,484	2,763	3,442	(721)
EBT as % of revenues	24%				25%
Net income (loss)	5,198	(3)	(974)	1,359	4,816
Diluted EPS	$4.52	$0.00	($0.85)	$1.18	$4.19
Diluted shares	1,149	1,149	1,149	1,149	1,149
(1) Further details of amounts included in the “Other Items” column for the current period are included in the “Supplemental Information and Reconciliations” tables below. Details of amounts included in the “Other Items” column for the prior periods are included in the news release for those periods.
(2) In fiscal 2021, other items excluded from Non-GAAP revenues were comprised of revenues related to the release of a variable constraint against revenues that were previously excluded from our Non-GAAP results.
(3) In the fourth quarter and fiscal 2020, other items excluded from Non-GAAP revenues were comprised of revenues related to the amounts due from Huawei under the settlement agreement and royalties due for sales made in the March 2020 and June 2020 quarters under the new global patent license agreement, which were not allocated to our segment.
(4) Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to EBT consisted primarily of certain R&D expenses, SG&A expenses, other expenses or income, interest expense and certain investment income that are not allocated to segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.
(5) The rapid, global spread of COVID-19 negatively impacted consumer demand for devices that incorporate our products and intellectual property, which negatively impacted our GAAP and Non-GAAP results in fiscal 2020.
Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2021 Results	Page 10 of 10

Q4 Fiscal 2021 Supplemental Information and Reconciliations
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$3,937	$3	$12	$44	$3,878
Research and development expenses	1,878	—	320	10	1,548
Selling, general and administrative expenses	619	7	97	22	493
Interest expense	138	—	—	7	131
Investment and other income, net	521	499	—	15	7
Income tax expense (benefit)	487	106	(73)	92	362
(1) Other items excluded from Non-GAAP results included $60 million of acquisition-related charges, $7 million of interest expense related to the 2018 and 2019 European Commission fines and $1 million of restructuring-related losses. Other items excluded from Non-GAAP results also included $15 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increased operating expenses, offset by corresponding $15 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income, net.
(2) At fiscal year end, the quarterly tax provision for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. Tax expense in the “Other Items” column included a $54 million foreign currency loss related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods, a $39 million charge related to a foreign tax audit, a $3 million charge to reconcile the tax provision of each column to the total GAAP tax provision for the quarter and a $1 million charge from the combined effect of other items in EBT, partially offset by a $5 million benefit for the tax effect of acquisition-related charges.

Fiscal 2021 Supplemental Information and Reconciliations
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$14,262	$7	$47	$228	$13,980
Research and development expenses	7,176	—	1,234	70	5,872
Selling, general and administrative expenses	2,339	16	389	91	1,843
Interest expense	559	—	—	30	529
Investment and other income, net	1,044	894	—	130	20
Income tax expense (benefit)	1,231	165	(435)	49	1,452
(1) Other items excluded from Non-GAAP results included $260 million of acquisition-related charges, $30 million of interest expense related to the 2018 and 2019 European Commission fines and $4 million of restructuring-related losses, partially offset by a $7 million gain related to a favorable legal settlement. Other items excluded from Non-GAAP results also included $132 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increased operating expenses, offset by corresponding $130 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income, net.
(2) Tax expense in the “Other Items” column included a $55 million charge related to a tax audit settlement with the Internal Revenue Service, a $39 million charge related to a foreign tax audit, a $7 million charge from the combined effect of other items in EBT and a $5 million foreign currency loss related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods, partially offset by a $28 million benefit for the tax effect of acquisition-related charges, a $19 million tax benefit from the effects of new U.S. Treasury regulations on prior periods and a $10 million benefit related to a prior year.